UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2020

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no, par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, the shareholders of Intec Pharma Ltd. (the “Company”) approved at the 2020 annual meeting of shareholders of the Company (the “Annual Meeting”) an amendment to its 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of ordinary shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares. A summary of the material features of the 2015 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 8, 2020 (the “Proxy Statement”).

Following the recommendation of the Company’s Compensation Committee and approval of the Board, at the Annual Meeting, the Company’s shareholders approved a new compensation policy (the “New Compensation Policy”). A summary of the material features of the New Compensation Policy is set forth in the Proxy Statement and is qualified in its entirety by reference to the full text of the New Compensation Policy, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In addition, following the recommendation of the Company’s Compensation Committee and approval of the Board, at the Annual Meeting the Company’s shareholders approved a grant of 300,000 options to purchase ordinary shares to Jeffrey Meckler, the Company’s Chief Executive Officer, at a per share exercise price of $0.3075. Subject to Mr. Meckler’s continued employment by the Company, the options will vest over three years according to the following schedule: 33% of the options shall vest and become exercisable on the first anniversary of July 15, 2021, and the remaining portion of the options shall vest and become exercisable on a pro rata basis in eight equal quarterly installments thereafter. The options have a seven-year term, and are subject to such other terms and conditions set forth in an option agreement to be entered into between the Company and Mr. Meckler and the provisions of the 2015 Plan. In the event of a “Merger Transaction” (as such term is defined in the 2015 Plan) any options that have not previously vested shall become vested and exercisable immediately prior to such event.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On July 15, 2020, the Company held its Annual Meeting. An aggregate of 33,982,208 ordinary shares, or approximately 49% of the Company’s 69,265,532 total outstanding voting shares as of June 5, 2020, the record date for the Annual Meeting, were present or voted at the Annual Meeting, constituting a quorum. All proposals received the requisite level of approval by shareholders, including in the case of proposal 6, the special majority. A more complete and detailed description of each matter is set out in the Proxy Statement.

Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1. Re-election of Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director of the Company to hold office until the close of the next annual general meeting:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. John W. Kozarich	5,530,441	741,085	1,165,415	26,545,257
Jeffrey A. Meckler	5,499,135	1,772,071	165,745	26,545,257
Anthony J. Maddaluna	5,485,642	782,149	1,169,160	26,545,257
Hila Karah	5,522,012	743,004	1,171,935	26,545,257
Dr. Roger J. Pomerantz	5,532,976	737,562	1,166,413	26,545,257
William B. Hayes	5,525,158	745,223	1,166,570	26,545,257

2. Approval of a grant of an option to Mr. Meckler, our Chief Executive Officer:

For	Against	Abstain	Broker Non-Vote
4,676,476	2,667,515	92,960	26,545,257

3. Approval of an amendment to the Company’s Articles of Association to increase the authorized share capital by an additional 250,000,000 of the Company’s ordinary shares, no par value, such that following the increase, the Company’s authorized share capital will consist of 350,000,000 of ordinary shares, with no par value, prior to the consummation of a reverse share split:

For	Against	Abstain	Broker Non-Vote
24,172,936	9,553,873	255,399	0

4. Approval of amendments to the Company’s Articles of Association to effect a reverse share split of the Company’s ordinary shares at a ratio with the range from 1-for-5 to 1-for-25, to be effective at the ratio and on a date to be determined by the board of directors in its sole discretion:

For	Against	Abstain	Broker Non-Vote
23,627,823	10,167,675	186,710	0

5. Approval of an amendment to the 2015 Plan, to increase the aggregate number of ordinary shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares, prior to the consummation of a reverse share split:

For	Against	Abstain	Broker Non-Vote
4,285,361	3,067,291	84,299	26,545,257

6. Approval of the Company’s new Compensation Policy for directors and officers:

For	Against	Abstain	Broker Non-Vote
4,936,823	2,368,127	132,001	26,545,257

7. Approval of amendments to director compensation scheme:

For	Against	Abstain	Broker Non-Vote
4,760,277	2,490,752	185,922	26,545,257

8. Approval and ratification of the re-appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited as the independent auditors of the Company for the period ending at the close of the next annual general meeting:

For	Against	Abstain	Broker Non-Vote
29,938,872	2,560,831	1,482,505	0

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Intec Pharma Ltd. Compensation Policy for Executive Officers and Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer

3